SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

NATIONWIDE VARIABLE INSURANCE TRUST

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:
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2.	Aggregate number of securities to which transaction applies:
_________________________________________________________

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________

4.	Proposed maximum aggregate value of transaction:
_________________________________________________________

5.	Total fee paid:
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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:
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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

October 9, 2024

Dear Shareholder:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the approval by shareholders of the use of a “manager of managers” structure by the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).  The “manager of managers” structure permits Nationwide Fund Advisors, the Fund’s investment adviser, to appoint and replace unaffiliated subadvisers, enter into subadvisory agreements with unaffiliated subadvisers, and amend and terminate subadvisory agreements with unaffiliated subadvisers on behalf of the Fund without shareholder approval.

As described in the enclosed Information Statement, Nationwide Fund Advisors recommended, and the Board of Trustees of the Trust approved, a proposal to seek shareholder approval to reinstate the Fund’s reliance on a “manager of managers” exemptive order. Shareholders representing a majority of the outstanding shares of the Fund have already voted, via written consent, to approve this change, which became effective on September 11, 2024.  As a result, no further shareholder action is required.

The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until January 31, 2025. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-888-490-5087.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of the Trust. On September 11, 2024, shareholders representing a majority of the Fund’s outstanding voting shares approved by written consent a proposal to reinstate the Fund’s reliance on a “manager of managers” exemptive order following its acquisition of assets as the result of a substitution transaction conducted by Nationwide Life Insurance Company (the “Proposal”).  This Information Statement is being provided to all shareholders to supply information about the Proposal. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of September 13, 2024, had selected the Fund as an underlying investment option within their variable contract will receive notice regarding this Information Statement.

As of September 13, 2024 (the “Record Date”), there were issued and outstanding 123,906,391.35 shares of the Fund.  As shareholder action regarding the proposal was taken by written consent previously, no shares are entitled to further vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION
The Trust (including the Fund) has received an exemptive order from the Securities and Exchange Commission (the “SEC”) for a “manager of managers” structure that generally permits its investment adviser, Nationwide Fund Advisors (“NFA”), subject to approval of the Trust’s Board of Trustees (the “Board”), to (i) hire, replace or terminate an unaffiliated subadviser, (ii) revise a subadvisory agreement with an unaffiliated subadviser, and (iii) allocate and reallocate a Fund’s assets among one or more subadvisers, each without the approval of shareholders (the “Manager of Managers Order”). Absent such relief, shareholder approval would generally be required by Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), to make such subadviser changes.
Nationwide Life Insurance Company (“Nationwide Life”) and the Trust recently conducted a substitution of shares of a mutual fund that was used as an underlying investment option for variable insurance and variable annuity contracts with shares of the Fund (the “Substitution”). Recently, and as further described below, the SEC began permitting insurance companies to conduct substitutions of funds in their products without the need for filing an application, as long as any such substitution meets certain conditions (the “New SEC Relief”). As a condition to participating in the Substitution, the New SEC Relief requires that, after the date on which the Substitution transaction (the “Substitution Transaction”) occurs, the Fund will no longer rely on exemptive relief permitting the “manager of managers” structure until the reinstatement of the Manager of Managers Order has been approved by such Fund’s shareholders. The Substitution Transaction occurred on May 24, 2024.
APPLICABLE LAW AND THE MANAGER OF MANAGERS ORDER
Ordinarily, federal law requires shareholders of a mutual fund to approve a new subadvisory agreement among a fund, its investment adviser and a subadviser before such subadvisory agreement may become effective. Specifically, Section 15 of the 1940 Act makes it unlawful for any person to act as an investment adviser (including as a subadviser) to a fund, except pursuant to a written contract that has been approved by shareholders. Section 15 also requires that an investment advisory agreement (including a subadvisory agreement) provide that it will terminate automatically upon its “assignment,” which, under the 1940 Act, generally includes the transfer of an advisory agreement itself or the change of control of the investment adviser through the transfer of a controlling block of the investment adviser’s outstanding voting securities. Therefore, under normal circumstances, a fund must obtain shareholder approval of a subadvisory agreement in order to employ one or more subadvisers, replace an existing subadviser, materially change the terms of a subadvisory agreement, or continue the employment of an existing subadviser when that subadviser’s subadvisory agreement terminates because of an “assignment.” The Manager of Managers Order permits NFA, as the Fund’s investment adviser, and subject to Board approval, to generally appoint and replace unaffiliated subadvisers, enter into subadvisory agreements with unaffiliated subadvisers, and amend and terminate subadvisory agreements with unaffiliated subadvisers on behalf of the Fund without shareholder approval. The Manager of Managers Order is intended to enable the Fund to operate with greater efficiency by allowing NFA to employ subadvisers best suited to the needs of the Fund without incurring the expense and delays associated with obtaining shareholder approval of subadvisory agreements.
Pursuant to the current investment advisory agreement between the Trust and NFA (the “Investment Advisory Agreement”), NFA, subject to the supervision of the Board and approval of shareholders, serves as the Fund’s investment adviser. As such, NFA provides for, or arranges for the provision of, among other things, the management of the assets of the Fund and the decisions to purchase and sell securities on behalf of the Fund. NFA is permitted under the Investment Advisory Agreement, at its own expense, to select and contract with one or more subadvisers to perform some or all of the services for the Fund for which NFA is responsible under such Investment Advisory Agreement. Where NFA delegates investment advisory duties to a subadviser, NFA (i) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) determines the allocation of assets among one or more subadvisers; and (iii) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. Approval and use by the Fund of the Manager of Managers structure enables NFA to hire and replace an unaffiliated subadviser, or materially amend a subadvisory agreement with an unaffiliated subadviser, or reallocate the Fund’s assets among existing subadvisers, without shareholder approval. Approval of the Manager of Managers structure does not permit investment management fees paid by the Fund to be increased without shareholder approval, or change NFA’s responsibilities to the Fund.

THE SUBSTITUTION
Shares of the Fund are offered to separate accounts of Nationwide Life to fund benefits of variable contracts that Nationwide Life issues. Each variable contract’s prospectus contains provisions reserving Nationwide Life’s right to substitute shares of one underlying mutual fund available as an investment option (“Underlying Fund Option”) for shares of another Underlying Fund Option if either (i) shares of the current Underlying Fund Option are no longer available for purchase by the separate account or (ii) in the judgment of Nationwide Life, further investment in the current Underlying Fund Option is inappropriate in view of the purposes of the variable contract. Section 26(c) of the 1940 Act generally requires an insurance company, in order to exercise such contractual rights, to obtain an order from the SEC approving the substitution. The SEC has required, as a condition to granting such substitution orders, that after the date on which the substitution occurs, no series of the Trust that had participated in the substitution would change subadvisers, retain any new subadviser, or otherwise rely on the Manager of Managers Order without first obtaining shareholder approval of either the new subadviser or reinstatement of the Manager of Managers Order effectively permitting the Fund to use a Manager of Managers structure.
On May 24, 2024, Nationwide Life exercised its contractual rights and conducted the Substitution, replacing one Underlying Fund Option with the Fund. The prior Underlying Fund Option was not subject to manager-of managers relief. This means that, since May 24, 2024, NFA has not been able to hire or replace an unaffiliated subadviser (or otherwise materially amend a contract with an existing unaffiliated subadviser) with respect to the Fund, or reallocate assets among the Fund’s existing subadvisers, without shareholder approval.

THE PROPOSAL

At a meeting of the Board held on September 11, 2024, NFA discussed the Substitution with the Board and the resulting inability of the Fund to continue its reliance on the Manager of Managers Order.  NFA informed the Board that it believes it is in the best interests of the Fund’s shareholders to allow NFA the maximum flexibility to appoint, supervise and replace unaffiliated subadvisers, amend subadvisory agreements with unaffiliated subadvisers, and reallocate assets among existing subadvisers without incurring the expense and potential delay of seeking specific shareholder approval. The process of seeking shareholder approval is administratively expensive to a Fund and may cause delays in executing changes that the Board and NFA have determined are necessary or desirable. These costs are often borne entirely by a Fund (and therefore indirectly by such Fund’s shareholders).

Under the Proposal, the Board, including a majority of the trustees who are deemed to be independent trustees (each, an “Independent Trustee” and, collectively, the “Independent Trustees”) under the 1940 Act continues to oversee the subadviser selection process to help ensure that shareholders’ interests are protected whenever NFA seeks to select a new subadviser, modify a subadvisory agreement or reallocate the Fund’s assets among existing subadvisers. Specifically, the Board, including a majority of the Independent Trustees, still is required to evaluate and approve all subadvisory agreements, any modifications to existing subadvisory agreements and all reallocations of assets among existing subadvisers.

No change of subadviser for the Fund currently is contemplated. Nonetheless, regardless of whether the Manager of Managers Order applies to the Fund, NFA and the Board may, at some time in the future, seek to change the current subadviser or to add a new subadviser to the Fund. NFA informed the Board that NFA believes that the reinstatement of the Manager of Managers structure will: (1) enable the Board to act more quickly and with less expense to the Fund in order to appoint a new subadviser; and (2) potentially enhance Fund performance and reduce market risk by permitting NFA to allocate and reallocate the Fund’s assets among itself and one or more subadvisers—for example, to engage a subadviser with a different investment style.

BOARD CONSIDERATIONS

The Board, including a majority of the Independent Trustees, considered the factors below, and such other factors and information they deemed relevant, prior to recommending that shareholders reinstate the Manager of Managers Order with respect to the Fund:

1.
A Manager of Managers structure has in the past, and if the manager of Managers Order is reinstated, will enable NFA to employ subadvisers with varying investment strategies to help potentially enhance performance and reduce market risk;

2.
A Manager of Managers structure has in the past, and if the manager of Managers Order is reinstated, will enable NFA to promptly reallocate Fund assets among itself and one or more subadvisers in response to varying market conditions;

3.
A Manager of Managers structure has in the past, and if the manager of Managers Order is reinstated, will enable the Board to act more quickly, with less expense to the Fund, in appointing new subadvisers;

4.
NFA would continue to be directly responsible for (i) establishing procedures to monitor a subadviser’s compliance with the Fund’s investment objectives and policies, (ii) analyzing the performance of the subadviser and (iii) recommending allocations and reallocations of Fund assets among itself and one or more subadvisers;

5.	No subadviser could be appointed, removed or replaced without Board approval; and
6.	The Fund already had in place, prior to May 24, 2024, an existing Manager of Managers structure.

The Board, having considered the foregoing, approved the Proposal to recommend that shareholders approve reinstating the Fund’s reliance on the Manager of Managers Order, subject to shareholder approval of the Proposal.

SHAREHOLDER APPROVAL OF THE PROPOSAL

Reinstatement of the Manager of Managers Order required approval by a “majority of the outstanding voting securities” of the Fund, as defined in Section 2(a)(42) of the 1940 Act.  This means that the affirmative vote of the lesser of either (a) 67% of the Fund’s shares present at a shareholder meeting (either in person or by proxy), so long as more than 50% of the Fund’s outstanding shares are present, or (b) more than 50% of the Fund’s outstanding voting shares, is required to reapprove the Manager of Managers Order.

As of the Record Date, 85% of the Fund’s outstanding shares were held by funds-of-funds that NFA advises (the “NFA FoFs”). NFA advised the Board that, as the investment adviser to each of the NFA FoFs, NFA believed it was in the best interests of the NFA FoFs’ shareholders to approve the reinstatement of the Manager of Managers Order.  As investors in the Fund, the NFA FoFs benefit from NFA’s flexibility to appoint supervise and replace unaffiliated subadvisers, and reallocate assets among existing subadvisers without incurring the expense and potential delay of seeking specific shareholder approval.  The process of seeking shareholder approval would be administratively expensive to the Fund and could cause delays in executing changes that NFA and the Board have already determined are necessary and desirable.  As shareholders of the Fund, the NFA FoFs would indirectly bear the costs of a proxy solicitation, and their respective performance could suffer due to delays in the implementation of beneficial changes that could result from the inability to rely on the Manager of Managers Order.  The interests of the shareholders of the NFA FoFs were thus aligned with the interests of the Fund’s shareholders in that resumed reliance on the Manager of Managers Order was of benefit to each.

The Board approved submission to the Fund’s shareholders a proposal to approve the reinstatement of the Manager of Managers Order, and on September 11, 2024, the Proposal was approved by shareholder written consent. NFA will bear all of the costs relating to the filing and delivery of this information statement.

ADDITIONAL INFORMATION

The Investment Managers. NFA, located at One Nationwide Plaza, Columbus, OH 43215, is the investment adviser to the Fund. Pursuant to an investment management agreement, NFA manages the investment of the Fund’s assets and supervises the daily business affairs of the Fund. Subject to oversight by the Board, NFA also selects the subadvisers for the Fund, determines the allocation of Fund assets among one or more subadvisers, and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA is a wholly owned subsidiary of Nationwide Financial Services, Inc. (“NFS”).

Loomis, Sayles & Company, L.P. (“Loomis Sayles”) is the subadviser to the Fund.  Loomis Sayles is located at One Financial Center, Boston, MA 02111.  Loomis Sayles, a Delaware limited partnership, was founded in 1926 and is one of the oldest investment advisory firms in the United States.

The Administrator.    Pursuant to a joint fund administration and transfer agency agreement, Nationwide Fund Management LLC (“NFM”) provides certain administrative functions for the Trust.  NFM, with its principal address at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, is an indirect, wholly owned subsidiary of NFS and an affiliate of NFA and the Trust’s principal underwriter.  Under the Joint Administration Agreement, NFM is paid an annual fee for fund administration and transfer agency services based on the sum of the following: (i) the amount payable by NFM to JPMorgan Chase Bank, N.A. (“JPMorgan”) under the Sub-Administration Agreement between NFM and JPMorgan (see “Sub-Administration” below) and (ii) the amount payable by NFM to U.S. Bancorp Fund Services, LLC (“US Bancorp”) under the Sub-Transfer Agent Servicing Agreement between NFM and US Bancorp (see “Sub-Transfer Agency” below); and (iii) a percentage of the combined average daily net assets of the Trust and Nationwide Variable Insurance Trust. In addition, the Trust also pays out-of-pocket expenses reasonably incurred by NFM in providing services to the Funds and Trust, including, but not limited to, the cost of pricing services that NFM utilizes.
The Transfer Agent.    Pursuant to a joint fund administration and transfer agency agreement, NFM serves as the transfer agent for the Trust.
The Custodian.    JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York 10079, is the custodian for the Trust and makes all receipts and disbursements under a Global Custody Agreement. The Custodian performs no managerial or policy making functions for the Funds.
Other Matters.    The Fund’s audited financial statements and annual report for the last completed fiscal year, and subsequent semi-annual report to shareholders, are available free of charge. To obtain a copy, please call 800-848-0920 or forward a written request to Nationwide Funds P.O. Box 701, Milwaukee, WI 53201-0701.
Outstanding Shares and Principal Shareholders.    The outstanding shares and classes of the Fund as of September 13, 2024, are set forth in Exhibit A.
The names and addresses of shareholders that owned beneficially or of record 5% or more of the outstanding shares of the Fund are set forth in Exhibit B.  To the knowledge of the Trust’s management, as of September 13, 2024, there were no other shareholders, except as set forth in Exhibit B, owning beneficially or of record more than 5% of the outstanding shares of the Fund.
In addition, except as identified in Exhibit C, to the knowledge of the Trust’s management, as of September 13, 2024, no Board member of the Trust owned 1% or more of the outstanding shares of the other classes of the Trust or any Fund thereof, and the Board members and officers of the Trust owned, as a group, less than 1% of the outstanding shares of the other classes of the Trust or any Fund thereof.
Although the Trust is not asking shareholders to vote on the approval of the Proposal, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of NFS, provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of NFS, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of NFS, Nationwide Corporation, Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 888-490-5087.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary
October 9, 2024

EXHIBIT A
OUTSTANDING SHARES

As of September 13, 2024, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Loomis Short Term Bond Fund Class I	26,787,733.894
NVIT Loomis Short Term Bond Fund Class II	17,988,371.453
NVIT Loomis Short Term Bond Fund Class Y	79,130,286.003

A-1

EXHIBIT B
5% SHAREHOLDERS

As of September 13, 2024, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Loomis Short Term Bond Fund Class
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218 CLASS I	23,311,126.055	87%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218 CLASS I	2,905,167.099	11%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218 CLASS II	15,941,865.213	89%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218 CLASS II	1,260,208.925	7%
NVIT BLUE PRINT® BALANCED FUND COLUMBUS, OH 43215 CLASS Y	16,089,187.774	20%
NVIT BLUE PRINT® MODERATE FUND COLUMBUS, OH 43215 CLASS Y	11,601,630.642	15%
NVIT BLUE PRINT® CONSERVATIVE FUND COLUMBUS, OH 43215 CLASS Y	7,583,741.597	10%
NVIT BLUE PRINT® MODERATELY CONSERVATIVE FUND COLUMBUS, OH 43215 CLASS Y	6,135,541.459	8%
NVIT BLUE PRINTSM MANAGED GROWTH FUND COLUMBUS, OH 43215 CLASS Y	5,892,267.248	7%
NVIT BLUE PRINT® CAPITAL APPRECIATION FUND COLUMBUS, OH 43215 CLASS Y	5,800,301.440	7%
NVIT INVESTOR DESTINATIONS CONSERVATIVE FUND COLUMBUS, OH 43215 CLASS Y	4,737,683.471	6%
NVIT INVESTOR DESTINATIONS BALANCED FUND COLUMBUS, OH 43215 CLASS Y	4,706,590.662	6%
NVIT BLUE PRINTSM MANAGED GROWTH & INCOME FUND COLUMBUS, OH 43215 CLASS Y	4,369,272.203	6%

B-1

EXHIBIT C
TRUSTEE AND OFFICER OWNERSHIP OF SHARES OF THE TRUST

As of September 13, 2024, the Trustees and Officers of the Trust, as a group, owned beneficially less than 1% of the shares of any class of the Trust.

C-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Loomis Short Term Bond Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 9, 2024

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Loomis Short Term Bond Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Loomis Short Term Bond Fund Information Statement

The Information Statement details the matter relating to the Fund’s “manager of managers” structure. Specifically, the Board of Trustees of the Trust approved a proposal to seek shareholder approval to reinstate the Fund’s reliance on a “manager of managers” exemptive order. Shareholders representing a majority of the outstanding shares of the Fund have already voted, via written consent, to approve this change, which became effective on September 11, 2024.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of September 13, 2024, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about November 8, 2024. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until January 31, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-888-490-5087.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.